UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Kent Avenue West Lafayette, Indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Shares	NOTV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 21, 2021, Inotiv, Inc. (the "Company" or "Inotiv") filed a Current Report on Form 8-K (the "Initial 8-K") to report, among other things, that it had entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which it agreed, subject to certain closing conditions, to acquire Envigo RMS Holding Corp. (“Envigo”) by merger of Envigo with a newly formed, wholly owned subsidiary of Inotiv (the “Envigo Acquisition”).  This Amendment No. 1 to the Initial 8-K amends and supplements Item 1.01 of the Initial 8-K to add to that Item disclosure regarding an amendment to Inotiv's existing credit agreement that was entered into in connection with the execution of the Merger Agreement.  Except as set forth herein, no amendments have been made to the information set forth in the Initial 8-K.  This Amendment should be read in conjunction with the Initial 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of September 21, 2021, the Company entered into a Second Amendment to Amended and Restated Credit Agreement (the "Amendment"), which amended the Amended and Restated Credit Agreement between the Company and First Internet Bank of Indiana (the "Lender"), as amended (the "Credit Agreement").  Pursuant to the Amendment, the Lender consented to the incurrence by the Company of up to $150,000,000 of indebtedness pursuant to an indenture to be entered into among the Company, BAS Evansville, Inc. ("BAS Evansville"), as guarantor, and U.S. Bank National Association, as trustee (the "Indenture"), and to the guarantee of such indebtedness by BAS Evansville, provided that $18,000,000 of the proceeds of the issuance of notes under the Indenture is deposited in an account with the Lender and that all remaining proceeds of such issuance must be used solely for the purpose of financing the Envigo Acquisition.  In addition, the Amendment amended the Credit Agreement to (i) add the notes issued under the Indenture as permitted indebtedness, (ii) exclude Subordinated Debt (as defined in the Credit Agreement) and, through the earlier of (a) a certain determination that the Envigo Acquisition shall not be consummated or (b) March 31, 2022, the indebtedness incurred pursuant to the Indenture from the calculation of the Senior Funded Debt to Adjusted EBITDA Ratio (as defined in the Amendment) and modified the financial ratio covenants to provide for the treatment of operating leases as operating leases (and not capital leases) in the calculation thereof, regardless of the requirements of FASB ASC 842 or other GAAP changes.  The Amendment includes an agreement by the Company to repay all of its obligations under the Indenture within 90 days following the earlier of (a) a certain determination that the Envigo Acquisition shall not be consummated or (b) March 31, 2022.

The description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description
10.1	Amendment No. 2 to Amended and Restated Credit Agreement between Inotiv, Inc. and First Internet Bank of Indiana
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inotiv, Inc.

		By:	/s/ Beth A. Taylor
Date:	October 01, 2021		Beth A. Taylor
Chief Financial Officer, Vice President - Finance